151 Farmington Avenue
                                         Hartford, CT 06156



December 31, 1996                        Susan E. Bryant
                                         Counsel
                                         Law Division
                                         Investments & Financial Services, RC4A
                                         (860) 273-7834
                                         Fax:  (860) 273-0356

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Attention: Filing Desk

Re: Aetna GET Fund
    Post-Effective Amendment No. 9 on Form N-1A
    Registration No. 811-5062 under the 1940 Act and No. 33-12723 under the 1933 Act


Gentlemen

The undersigned serves as counsel to Aetna Life Insurance and Annuity Company (ALIAC), the investment adviser to Aetna GET Fund, a Massachusetts business trust (the "Fund"). It is my understanding that the Fund has registered an indefinite number of shares of beneficial interest under the Securities Act of 1933 ("Securities Act") pursuant to Rule 24f-2 under the Investment Company Act of 1940 (the "Investment Company Act").

Insofar as they relate or pertain to the Fund, I have reviewed the prospectus and the Registration Statement on Form N-1A, as amended to the date hereof, filed with the Securities and Exchange Commission under the Securities Act and the Investment Company Act, pursuant to which the Shares will be sold (the "Registration Statement"). I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, trust records and other instruments I have deemed necessary or appropriate for the purpose of this opinion. For purposes of such examination, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies.

I am admitted to practice law in Connecticut, New York and Oklahoma, and do not purport to be an expert on the laws of any other state.

Based upon the foregoing, and assuming the securities are issued and sold in accordance with the provisions of the prospectus, I am of the opinion that the shares when sold will be legally issued, fully paid and nonassessable.

I consent to the filing of this opinion as an exhibit to the Registration Statement and to my being named under the caption "Legal Matters" therein.


Sincerely,

/s/Susan E. Bryant

Susan E. Bryant